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                                                                 EXHIBIT (32)(a)


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K/A-1 of CMS Energy Corporation (the "Company") for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth Whipple, as Chairman of the Board and Chief Executive Officer of the Company, and Thomas J. Webb, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





    /s/ Kenneth Whipple
-----------------------------------
Name:   Kenneth Whipple
Title:  Chairman of the Board and
        Chief Executive Officer
Date:   July 21, 2004




    /s/ Thomas J. Webb
-----------------------------------
Name:   Thomas J. Webb
Title:  Executive Vice President and
        Chief Financial Officer
Date:   July 21, 2004